EXHIBIT 5.3
PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
900 ONEOK PLAZA / 100 WEST 5TH STREET
TULSA, OKLAHOMA 74103-4218
(918) 581-5500
FACSIMILE (918) 581-5599
March 24, 2006
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
Ladies and Gentlemen:
     We have acted as special counsel for PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (defined below) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) for the offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $200,000,000 of (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, consisting of notes, debentures or other evidences of indebtedness (including Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance); (ii) shares of common stock, par value $.001 per share, of the Company (“Common Stock”) (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance); (iii) shares of preferred stock, par value $.001 per share, of the Company (“Preferred Stock”) (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance); (iv) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); (v) purchase contracts (“Purchase Contracts”) requiring the holders thereof to purchase Securities (as defined below); (vi) units (“Units”) consisting of Debt Securities, Common Stock, Preferred Stock, Warrants (defined below), Purchase Contracts or any combination of the foregoing; (vii) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts or Units (the “Warrants”); and (viii) guarantees of Debt Securities (the “Guarantees”) that may be issued from time to time by PetroQuest Energy, L.L.C., a Louisiana limited liability company and wholly owned subsidiary of the Company (“PELLC”), Pittrans, Inc., an Oklahoma corporation and wholly owned subsidiary of PELLC (“Pittrans”), and TDC Energy LLC, a Louisiana limited liability company and wholly owned subsidiary of the Company (“TDC”) (each of PELLC, Pittrans and TDC being referred to as a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”), all as more fully described in the Registration Statement.
     We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of (i) the Registration Statement (including the exhibits thereto); (ii) the certificate of incorporation, as amended (the “Certificate

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March 24, 2006

of Incorporation”), and the bylaws, as amended (the “Bylaws”) of Pittrans, (iii) the corporate proceedings of Pittrans, and (iv) all of the certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law in fact as we considered necessary to form a basis for our opinions.
     As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of Pittrans.
     In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
     Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that with respect to Guarantees of Debt Securities issued by Pittrans (a “Debt Guarantee”), when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and Pittrans, (b) all necessary corporate or other action by Pittrans has been taken to authorize the issuance and the specific terms of such Debt Guarantees, the terms of the offering thereof and related matters and (c) such Debt Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture, such Debt Guarantees will be legally issued and will constitute valid and binding obligations of Pittrans, enforceable against Pittrans in accordance with their terms.
     The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:
     a. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Guarantees are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Guarantees offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable

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March 24, 2006

at the time the Guarantees are offered or issued as contemplated by the Registration Statement; (iv) all Guarantees will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Guarantees are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Guarantees offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Guarantees sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) there shall not have occurred any change in law affecting the validity or enforceability of any such Guarantee; and (vii) none of the terms of any Guarantee to be established after the date hereof, nor the issuance and delivery of any such Guarantee nor the compliance by Pittrans with the terms of such Guarantee will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on Pittrans, or will violate any restriction imposed by a court or governmental body having jurisdiction over Pittrans.
     b. In rendering the foregoing opinion, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture.
     c. The enforceability of the Guarantees and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.
     d. We express no opinion with respect to (i) the enforceability of the provisions in the Indentures, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws or (iii) the enforceability of Section 110 of the Indentures.
     e. The opinions expressed in this letter are limited to the laws of the State of Oklahoma and the federal securities laws of the United States of America.
     We consent to the use of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the

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category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
     This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.
Very truly yours,
/s/ Pray, Walker, Jackman, Williamson & Marlar
PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR